SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                   FORM 8-K/A

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                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of report (date of earliest event reported) May 1, 2001


                               UBUYHOLDINGS, INC.

             (Exact Name of Registrant as Specified in Its Charter,
                        Referred to herein as "Company")

           NEVADA                     33-2533-LA                87-0435741
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(State or Other Jurisdiction     Commission File Number      I.R.S. Employer
     of Incorporation)                                      Identification No.

                               Merrill Lynch Tower
                        2855 University Drive, Suite 200
                          Coral Springs, Florida 33065
                                Tel. 954-575-7296


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             (Address of Principal Executive Offices and Telephone)

                                E-PAWN.COM, INC.

               2855 University Drive, Coral Springs, Florida 33065
                            (Former Name and Address)



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          The Private Securities Reform Act of 1995 provides a "safe harbor" for forward- looking statements. Certain information included in this Form 8-K (as well as information included in the Exhibits) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

          Item 1.  Changes in Control of Registrant.

          On May 7, 2001, the Company entered into an agreement with Swiss Arctic Traders, Ltd., a Turks and Caicos Islands company ("SAT"), to redeem the 50 million shares of Class A, Preferred Stock held by SAT. The Class A Preferred Stock granted to the holder the right to vote the equivalent of 100 shares of common stock for each share of Class A Preferred Stock. With the Class A Preferred Stock, SAT was a controlling shareholder of the Company.

          The Company redeemed the shares of Preferred Stock from SAT in consideration for transferring three Internet domain names: namely, E-Pawnmall.com; Pawnshopauctionline.com; and Swappage.com and the granting of a non-exclusive license for the software associated with the operation of the Internet websites. SAT entered into a service agreement with the Company to maintain the websites for a basic fee of $2,000 per month. SAT prepaid for the first year with a payment of $20,000 that represented a $4,000 discount against 12 monthly payments. In addition, the Company transferred to SAT all of the shares of E-Pawn.co.uk, Plc. and Ubuynetwork.co.uk, Plc., which were U.K. public limited company subsidiaries of the Company. Following the transaction, the only holder of Class A, Preferred Stock is Fortuna Holdings Limited, a Bahamas company ("FHL"), that is controlled by the Bazsuly Family, L.P. In addition, FHL has over 80 million shares of common stock of the Company.

          In a parallel transaction, SAT entered into an agreement with FHL by which FHL acquired 38,650,000 shares of the Company's common stock. SAT had acquired originally, 50 million shares of common stock and the 50 million shares of Class A, Preferred Stock redeemed by the Company as part of the consideration for the acquisition of all of the stock of E-Pawn, Inc. The 38,650,000 shares of common stock represented all of the common shares held by SAT at the time of the transaction. In addition, SAT assigned to FHL the rights to recover 1,000,000 shares of common stock which had been transferred to Margaux S.A. Inc. FHL transferred the shares and the rights in consideration for the assumption by FHL of a $500,000 promissory note of SAT payable to Worldwide Web Designers, Inc.

          Item 2.  Acquisition or Disposition of Assets

          As referred to in Item 1, above, the Company completed the redemption and repurchase of 50,000,000 shares of Class A, preferred stock of the Company from Swiss


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Arctic Traders, Ltd. The delivery of the shares was made on June 14, 2001. The
50,000,000 shares of Class A, preferred stock were returned to treasury.

          Item 3.   Bankruptcy or Receivership.

                   Not Applicable.

          Item 4.   Changes in Registrant's Certifying Accountant.

                   Not applicable.

          Item 5.  Other events

          Under the terms of the Acquisition Agreement signed on January 20, 2000, by which the Company acquired all of the outstanding shares of E-pawn, Inc., a Florida corporation, the Company agreed to engage an independent appraiser for the purpose of evaluating E-pawn, Inc. as of the date of the closing of the Acquisition Agreement, February 29, 2000. Following that date, the Company engaged the services of Seidman & Co. of New York to perform the evaluation of E-pawn, Inc. and its assets. Any value that would have been assigned to E- pawn, Inc. was to rest on the decision of the independent appraisal. Although the Company paid the initial engagement fee to Seidman & Co., the appraisal was never completed. On July 20, 2000, the Company issued a press release which confirmed that all parties to the original Acquisition Agreement had waived all conditions and rights to recision under the agreement, including the requirement for an independent appraisal. Following the suspension of trading that was instituted by the Securities & Exchange Commission on June 14, 2000, the Company was unable to obtain an evaluation from an independent appraiser as to the value of E-pawn, Inc. at the time of the closing of the Acquisition Agreement or any subsequent time. The Company reported the value of the transaction by accounting for the shares that were issued in connection with the transaction, namely, 100 million shares of common stock at a par value of $.001, and 100 million shares of Class A Preferred stock at a par value of $.10. The sellers of E-pawn, Inc. accepted the stock which had an aggregate par value of $10.1 million. All other material conditions to be completed subsequent to the agreement were waived as of the July 20, 2000, public release.

          In addition to the public release that the condition for the independent appraiser had been waived, the Company also made public releases regarding certain transactions which the Company had under consideration prior to the suspension of trading on June 14, 2000. During 2000, the Company made public releases disclosing that as a result of the trading suspension and other matters, the Company had terminated or parties had terminated with the Company certain letters of intent, agreements, and understandings related to the business of the Company. The public releases disclosed that the Company or the other party had canceled or terminated the transactions involving CeleXx Corporation, O'Con Enterprise, Inc., Loyalty Holdings, Ltd., Marlborough International PLC, Hi Tech Printing Systems, Inc., Interactive


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Marketing Technology, Inc., Shopper's Online, Inc., Freebees, Inc., and
Wellington Capital Corporation. The Company is now reporting that previously announced transactions with the following companies have been terminated or withdrawn (although the Company never disclosed that any transaction had been completed with the named companies): The Colonel's International, Inc., Exchequer Investments, Ltd., Silver Hawk Development Co. and Yunan Tobacco Company, Asset Investment Management (1984) S.A., 21st Century Travel Membership Club, Ubidfreight.com, Inc., and Centra Capital Corp.

          As of this date, all the announced transactions with the above-referenced companies (except Shopper's Online, Inc. and Freebees, Inc. transactions) were terminated following termination agreements or consensual withdrawal, which may have involved a settlement of potential claims between the entities. The only companies against which the Company is asserting any claim as a result of the announced transactions is Shopper's Online, Inc. and Freebees, Inc. The Company has filed a lawsuit in Broward County, Florida against these two companies, and it is seeking damages.

          Item 6.  Change in Directors and Officers.

         On May 1, 2001, Edward O. Ries resigned as the president, CEO and director of the Company and all of its subsidiaries.

         On May 2, 2001, the board of directors elected Allison Madej as president and CEO. Ms. Madej had been the vice president and a director of the Company.

         On August 3, 2001, the board of directors elected Peter Leon as a director of the Company. Mr. Leon is a director of Home Realty & Investment Corp., Inc., a Florida full-service real estate company. Home Realty & Investment Corp., Inc., is the principal operating subsidiary of the Company. In December 2000, Mr. Leon was named Executive Vice President of Real Estate Operations of the Company.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     The following Exhibits are filed herewith:


     Exhibit No.                      Description
     ----------         ----------------------------------------

      EX-1 Agreement between E-Pawn.Com, Inc., and Swiss Arctic Traders Ltd., regarding redemption of Class A Preferred stock by E-Pawn.Com, Inc.

      EX-2 Agreement between Swiss Arctic Traders Ltd., and Fortuna Holdings Ltd., regarding transfer of E-Pawn.Com, Inc. common stock.


         Item 8: Change in Fiscal Year.

                   Not Applicable.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:    November 8, 2001

                                        UBUYHOLDINGS, INC.


                                        By: /s/ Alison Madej
                                            -----------------------------------
                                            Alison Madej, President and Director